UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 10, 2006

Cohu, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway, California		92064
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-848-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 10, 2006, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Cohu, Inc. ("Cohu") approved increases to (i) Director cash compensation and (ii) certain Executive Officers' annual salaries.

The Cohu Board of Directors cash compensation effective January 1, 2006 was increased as follows:

Chairman of the Board $50,000
Annual Retainer $30,000
Each Committee Chairman $7,500
Each Committee Member $3,500

The Committee also approved increases in the annual salaries of (i) Mr. James A. Donahue, Cohu President and Chief Executive Officer, from $436,000 to $462,000 and (ii) Mr. John H. Allen, Cohu Vice President Finance and Chief Financial Officer, from $267,000 to $283,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

February 16, 2006	By:	John H. Allen

Name: John H. Allen
Title: VP Finance & CFO